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                                                                     EXHIBIT 4.6

                      THIRD AMENDMENT TO CREDIT AGREEMENT,
                               WAIVER AND CONSENT


         This THIRD AMENDMENT TO CREDIT AGREEMENT, WAIVER AND CONSENT (this "Amendment") is entered into as of August 24, 1999 among GERBER CHILDRENSWEAR, INC., a Delaware corporation ("Gerber") and AUBURN HOSIERY MILLS, INC., a Kentucky corporation ("Auburn", collectively with Gerber, the "Borrowers"); the Subsidiaries of Gerber (other than Auburn) as Guarantors, the Lenders party hereto and BANK OF AMERICA, N.A., formerly NationsBank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

                                    RECITALS

         WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of December 17, 1997 (as amended by that certain First Amendment to Credit Agreement and Consent, Release and Waiver, dated as of April 3, 1998 and as amended by that certain Second Amendment to Credit Agreement and Consent, Release and Waiver, dated as of June 2, 1998, the "Credit Agreement").

         WHEREAS, Gerber intends to acquire through one or more wholly-owned Canadian Subsidiaries (the "Canadian Subsidiaries") all of the assets of St. Lawrence Textiles, Inc. and Lian Textiles, Inc., each corporations formed under the laws of Canada, (the "St. Lawrence Acquisition") pursuant to the terms of an asset purchase agreement (the "Acquisition Agreement").

         WHEREAS, the Credit Parties are requesting that the Lenders consent to the St. Lawrence Acquisition and otherwise amend and modify certain terms of the Credit Agreement as more fully set forth below.

         WHEREAS, the Administrative Agent and the Lenders have agreed to (a) consent to the St. Lawrence Acquisition and (b) amend and waive certain terms of the Credit Agreement, in each case, on the terms, and subject to the conditions, set forth below.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    AGREEMENT

1. Amendments to Credit Agreement.

         (a) Existing Definitions. The following definitions set forth in
Section 1.1 of the Credit Agreement are amended and restated in their entireties to read as follows:


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                           "Fixed Charge Coverage Ratio" means the ratio of (a)
                  EBITDAR less Capital Expenditures made in cash to (b) cash Interest Expense plus Current Maturities of Long Term Debt plus Cash Income Taxes plus cash Rent Expense.

                           "Permitted Acquisitions" means an acquisition of all
                  or substantially all of the assets or stock of another Person by a Credit Party or its Subsidiaries; provided that (a) such acquisition does not cause or would not be reasonably expected to cause a Default or Event of Default, (b) after giving effect to such acquisition, the Credit Parties would be in compliance on a pro forma basis (as such pro forma compliance is computed in accordance with Regulation S-X of the Securities Act) with all of the financial covenants set forth in Section 7.2, (c) such Person must in all material respects engage in a business similar to or a logical extension of the business of the Credit Parties and their Subsidiaries and (d) the aggregate amount of all such acquisitions (other than the acquisition of St. Lawrence Textiles) shall not exceed $10 million during the term of this Credit Agreement.


         (b) New Definitions. The following new definition is added to Section
1.1 of the Credit Agreement in the appropriate alphabetical order:

                           "Cash Income Taxes" means, for any period, with
                  respect to the Credit Parties and their Subsidiaries, on a consolidated basis, income taxes actually paid in cash during such period.

         (c) Section 8.1(f). Section 8.1(f) of the Credit Agreement is amended and restated in its entirety to read as follows:

                           (f) Indebtedness of Foreign Subsidiaries up to
                  $15,000,000, in the aggregate, at any one time;

         (d) Section 8.14. Section 8.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  The Credit Parties will not, nor will they permit any of their Subsidiaries to, allow the Foreign Subsidiaries to have assets which in the aggregate constitute more than 30% of Total Assets at any time.

2. Consent. Notwithstanding anything in the Credit Documents to the contrary, subject to the conditions set forth below, the Lenders hereby consent to the St. Lawrence Acquisition:

                  (a) the St. Lawrence Acquisition shall occur prior to September 30, 1999.

                  (b) the St. Lawrence Acquisition occurs on terms identical to those described in Acquisition Agreement;



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                  (c) the St. Lawrence Acquisition complies with the definition of "Permitted Acquisition" in Section 1.1 of the Credit Agreement (as amended by this Amendment);

                  (d) the aggregate consideration (including, without limitation, cash and assumption of Indebtedness) paid in connection with the St. Lawrence Acquisition does not exceed $22,000,000.

                  (e) Simultaneously with the consummation of the St. Lawrence Acquisition, Gerber provides to the Administrative Agent:

                           (i) a certified copy of the Acquisition Agreement,
                  together with all amendments or modifications thereto;

                           (ii) an updated Schedule 6.15 to the Credit
                  Agreement;

                           (iii) such Uniform Commercial Code filings that the
                  Administrative Agent may reasonably request in order to provide for its continued first-priority perfected security interest in any Collateral, together with opinions with respect thereto; and

                           (iv) such other information, documents, filings or
                  opinions as the Administration Agent may reasonably request in connection with the St. Lawrence Acquisition.

                  (f) Within 30 days following the formation of the Canadian Subsidiaries, the Credit Parties shall deliver to the Administrative Agent all documentation required to be delivered by Section 7.13 of the Credit Agreement, including, without limitation, an executed pledge agreement which pledges 65% of the capital stock of each Canadian Subsidiary to the Collateral Agent for the benefit of the Lenders, together with favorable opinions of counsel.

3. Waiver. The Required Lenders hereby agree to waive compliance with Section 3.3(b)(ii) of the Credit Agreement for the fiscal year ending December 31, 1999. This is a one time waiver and shall not be construed to be a waiver of any other mandatory prepayment which may be required by Section 3.3(b)(ii) in the future.

4. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of the following:

                  (a) copies of this Amendment duly executed by the Credit Parties and the Lenders;



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                  (b) an opinion or opinions from counsel to the Credit Parties, in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the date hereof;

                  (c) the payment to the Administrative Agent, for the account of each Lender approving this Amendment on or prior to August 24, 1999, an amendment fee equal to $3,500 per Lender; and

                  (d) the payment of expenses, including without limitation reasonable attorneys fees, incurred in connection with the preparation of this Amendment.

5. Ratification of Credit Agreement. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. The Credit Parties acknowledge and consent to the modifications set forth herein and agree that this Amendment does not impair, reduce or limit any of their obligations under the Credit Documents and that, after the date hereof, this Amendment shall constitute a Credit Document. Notwithstanding anything herein to the contrary and without limiting the foregoing, (a) each of the Credit Parties reaffirms the liens and security interests granted under the terms of the Credit Documents and
(b) each of the Guarantors reaffirm their guaranty obligations set forth in the Credit Agreement.

6. Authority/Enforceability. Each of the Credit Parties represents and warrants as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

                  (d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries' organizational documents or (ii) materially violate, contravene or conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation
         X),



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         order, writ, judgment, injunction, decree or permit applicable to it or any of its Subsidiaries.

7. No Default. The Credit Parties represent and warrant to the Lenders that (a) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement (as amended by this Amendment) are true and correct as of the date hereof and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default.

8. Release. In consideration of entering into this Amendment, each of the Credit Parties releases the Agents, the Lenders, and each Agent's and each of the Lender's respective Affiliates, Subsidiaries, officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

9. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.



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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first above written.

BORROWERS:

                                       GERBER CHILDRENSWEAR, INC., a Delaware
                                       corporation

                                       By:      /s/ Richard Solar
                                          --------------------------------------
                                                Name:    Richard Solar
                                                Title:   Senior Vice President


                                       AUBURN HOSIERY MILLS, INC.,
                                       a Kentucky corporation

                                       By:      /s/ Richard Solar
                                          --------------------------------------
                                                Name:    Richard Solar
                                                Title:   Senior Vice President




                              [Signatures continue]




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GUARANTORS:
                                            COSTURA DOMINICANA, INC.,
                                            a Delaware corporation

                                            By:      /s/ Richard Solar
                                               ---------------------------------
                                            Name:    Richard Solar
                                            Title:   Senior Vice President


                                            GCW HOLDINGS, INC.
                                            (formerly Auburn Holdings, Inc.),
                                            a Delaware corporation

                                            By:      /s/ Richard Solar
                                               ---------------------------------
                                            Name:    Richard Solar
                                            Title:   Senior Vice President


                                            GCI IP SUB, INC.,
                                            a Delaware corporation

                                            By:      /s/ Richard Solar
                                               ---------------------------------
                                            Name:    Richard Solar
                                            Title:   Senior Vice President


                                            GERBER CHILDRENSWEAR CANADA, INC.,
                                            a Delaware corporation

                                            By:      /s/ Richard Solar
                                               ---------------------------------
                                            Name:    Richard Solar
                                            Title:   Senior Vice President

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Signature Page to Third Amendment to Credit Agreement, Waiver and Consent


LENDERS:

                                            BANK OF AMERICA, N.A., formerly
                                            NationsBank, N.A., acting in its
                                            capacity as Administrative Agent and
                                            Collateral Agent and individually
                                            as a Lender

                                            By:      /s/ David H. Dinkins
                                               ---------------------------------
                                            Name:    David H. Dinkins
                                            Title:   Vice President


                                            BANK OF AMERICA, N.A., formerly
                                            NationsBank of Tennessee, N.A.,
                                            solely in its capacity as an Issuing
                                            Lender in connection with certain
                                            Existing Letters of Credit

                                            By:      /s/ David H. Dinkins
                                               ---------------------------------
                                            Name:    David H. Dinkins
                                            Title:   Vice President


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Signature Page to Third Amendment to Credit Agreement, Waiver and Consent


                                           THE CHASE MANHATTAN BANK


                                            By:      /s/ Maureen Morgan
                                               ---------------------------------
                                            Name:    Maureen Morgan
                                            Title:   Vice President



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Signature Page to Third Amendment to Credit Agreement, Waiver and Consent


                                            FLEET BANK, N.A.


                                            By:      /s/ Alfred Bonfantini
                                               ---------------------------------
                                            Name:    Alfred Bonfantini
                                            Title:   Senior Vice President



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Signature Page to Third Amendment to Credit Agreement, Waiver and Consent


                                            SUNTRUST BANK, ATLANTA


                                            By:    /s/ Laura Kahn
                                               ---------------------------------
                                            Name:  Laura Kahn
                                            Title: Director, Senior Relationship
                                                   Manager


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



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Signature Page to Third Amendment to Credit Agreement, Waiver and Consent

                                            WACHOVIA BANK, N.A.


                                            By:      /s/ Richard E.S. Bowen
                                               ---------------------------------
                                            Name:    Richard E.S. Bowen
                                            Title:   Assistant Vice President



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Signature Page to Third Amendment to Credit Agreement, Waiver and Consent


                                            BANK BOSTON, N.A.


                                            By:      /s/ Nancy E. Fuller
                                               ---------------------------------
                                            Name:    Nancy E. Fuller
                                            Title:   Director